Exhibit 10.1

CONVERTIBLE LINE OF CREDIT NOTE

$150,000	Sarasota, Florida
October 21, 2010

THIS NOTE REPLACES AND SUPERCEDES THE LINE OF CREDIT NOTE

MADE BY RESOURCE EXCHANGE OF AMERICA CORP.

TO SKI, INC. IN LIKE AMOUNT, DATED MARCH 18, 2010

FOR VALUE RECEIVED, Resource Exchange of America Corp., a Florida corporation (the “Maker”), intending to be legally bound hereby, promises to pay to the order of SKI, Inc.(“Payee”), at such place as Payee may designate from time to time in writing, the principal sum of One Hundred Fifty Thousand Dollars ($150,000), or as much thereof as may be advanced or re-advanced from time to time, in lawful money of the United States, together with interest accruing on the outstanding principal balance under this Line of Credit Note (the “Note”) as provided below until repaid in full.

1.   Purpose of Note. This Note evidences, and is given in consideration of, a loan in the principal amount of up to One Hundred Fifty Thousand Dollars ($150,000). This is a revolving credit facility and unless extended or renewed shall be payable in full on the Maturity Date (defined below).

2.   Advances. At any time or times prior to the Maturity Date, Maker may request, by written notice to Payee, advances hereunder (each, an “Advance”) up to the maximum principal amount hereof, and Payee may make such amounts available to. Maker.  The minimum Advance hereunder shall be One Thousand Dollars ($1,000). Within the foregoing limits and subject to this Agreement, the Maker may borrow Advances under this Section 2 subject to the limits in Section 3, repay or prepay Advances, and re-borrow Advances at any time prior to the Maturity Date provided that no Event of Default (defined below) remains uncured.

3.   Terms of Advances. Maker and Payee agree that Maker may request up to One Hundred Fifty Thousand Dollars ($150,000) for general working capital.

4.   Interest Rate. Interest shall accrue on the outstanding principal balance hereof, up to and including the maximum amount available under this Note, at an annual rate of 8%.  Notwithstanding anything to the contrary herein, the liability of Maker for payment of interest under this Note shall not exceed the maximum amount permitted by law, and if any payment by Maker includes interest in excess of such maximum amount, Payee shall apply such excess to the reduction of principal or, if none is due, such excess shall be refunded to Maker. Interest shall be computed on the basis of a 360-day year.

5.   Maturity Date. All outstanding principal and accrued interest hereunder shall be due and payable on demand.

6.   Prepayment. This Note may be prepaid, in whole or in part, at any time or times without premium or penalty. All amounts prepaid by Maker to Payee shall be available for re-advancement.

7.   Events of Default. Each of the following shall constitute an “Event of Default” hereunder:

Maker fails to make any payment of principal or interest when due under this Note;

Maker (i) applies for or consents to the appointment of a receiver, trustee or liquidator of itself or any of its property, (ii) admits in writing its inability to pay debts as they mature, (iii) makes a general assignment for the benefit of creditors, (iv) is adjudicated bankrupt or insolvent, (v) files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (vi) takes any action for the purpose of effecting any of the foregoing;

Any order, judgment or decree is entered by any court of competent jurisdiction (i) approving a petition seeking reorganization of Maker or all or a substantial part of the assets of Maker, or (ii) appointing a receiver, sequester, trustee or liquidator of Maker or any of its property, and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days or more.

8.   Remedies Upon Default. Upon the occurrence of any Event of Default (a) the entire unpaid principal balance hereunder plus all interest accrued thereon shall, at the option of Payee, become due and payable immediately without presentment, demand, notice of nonpayment, protest, notice of protest or other notice of dishonor, all of which are hereby expressly waived by Maker.

9.   Remedies Cumulative. No right or remedy conferred upon or reserved to Payee under this Note, or now or hereafter existing at law or in equity or by statute or other legislative enactment, is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and shall be in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of Payee, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefore shall occur.

10. Covenant Not to Encumber Assets.  Maker hereby covenants and promises not to encumber any of the assets of Resource Exchange of America, Corp. or any of its subsidiaries without the written consent of the holder of this note, with the exception of a) the assumption of Dana Pekas’s obligations pursuant to his line of credit from Regions Bank, f/k/a Amsouth Bank dated January 31, 2005, in the principal amount of $800,000 and b) that Convertible Promissory Note made by Mobieyes Software, Inc., n/k/a Resource Exchange of America, Corp dated February 22, 2010  in the principal amount of $250,000.  If the holder cannot be identified, written permission from SKI, Inc., shall be sufficient to constitute written consent hereunder.

11.  Conversion Option.   The entire principal amount of this Note and any accrued interest may be converted into shares of the Company’s common stock by election of the Holder at any time during the tem of this Note.  The number of shares to be issued upon conversion hereof shall be determined as of the date of receipt of Conversion Notice by the Company from the Holder by dividing i) the entire principal amount of this Note plus any accrued interest by (ii) the average of the previous five (5) days closing market price of Company’s common stock (iii) less 25%, rounded up to the nearest whole share.

Upon conversion of this Note pursuant to this Section 11, the Holder shall surrender this Note at the principal offices of the Company or any transfer agent of the Company.  At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any accrued interest due.  Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount being converted including without limitation the obligation to pay such portion of the Principal amount and accrued interest.

12.  Miscellaneous.

a. Waivers, Amendments, etc. The provisions of this Note may from time to time be amended, modified or waived, only if such amendment, modification or waiver is in a writing signed by Maker and Payee. No failure or delay on the part of Payee in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

b. Notices. All notices and other communications required or permitted to be given under or in connection with this Note shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), express courier service (signature required), or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be only upon receipt thereof):

If to Payee:

SKI, Inc.

5224 Siesta Cove Dr.

Sarasota, FL 34242

Tel: 941-284-7101

If to Maker:

Resource Exchange of America

27 Fletcher Ave.

Sarasota, FL 34237

Tel: 941-312-0330

c.   Severability. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction.

d.   Governing Law. This Note shall be governed by the internal laws of the State of Florida without giving effect to it principles of conflicts of law.

e.   Successors and Assigns. This Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, administrators, successors and permitted assigns.

IN WITNESS WHEREOF, Maker has executed this Note as of the day and year first above written.

MAKER:

RESOURCE EXCHANGE OF AMERICA CORP.

By: /s/ David Finkelstein

Its: Chief Financial Officer

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